MDC PARTNERS

Management Presentation July 28, 2011

Second Quarter 2011 Results

FORWARD LOOKING STATEMENTS & OTHER INFORMATION

This presentation, including our "2011 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with severe effects of national and regional economic downturn;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;
- the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and
- foreign currency fluctuations.

The Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

KEY HIGHLIGHTS

- Q2 2011 organic revenue growth of 21.2%
- Q2 2011 revenue increased 41.6% to $240.5 million versus $169.9 million in Q2 2010
- Q2 2011 EBITDA increased 74.3% to $32.5 million versus $18.6 million in Q2 2010
- Q2 2011 EBITDA margins increased 250 basis points to 13.5% versus 11.0% in Q2 2010 and trending toward our long term margin target of 15-17%
- Net new business wins of $38.6 million for Q2 2011, an increase of 42.0% from Q2 2010
- Technology and digital related revenue made up 51% of total revenues in Q2 2011
- Cash dividend of $0.14 per share

CONSOLIDATED REVENUE AND EARNINGS

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2011	2010	*% Change*	2011	2010	*% Change*
Revenue	$ 240.5	$ 169.9	*41.6* %	$ 458.0	$ 305.8	*49.8* %
Operating Expenses						
Cost of services sold	162.4	116.4	*39.6* %	321.6	212.9	*51.0* %
Office and general expenses	53.8	39.1	*37.5* %	99.5	73.4	*35.6* %
Depreciation and amortization	9.7	8.0	*21.3* %	20.1	13.8	*45.3* %
Operating Income (Loss)	14.6	6.4	*128.1* %	16.8	5.6	*200.0* %
Other income (expense)	(10.2)	(8.6)		(19.4)	(16.2)	
Income tax expense	0.6	0.6		0.9	0.8	
Equity in earnings (loss) of non-consolidated affiliates	0.1	-		0.3	(0.1)	
Income (Loss) from Continuing Operations	3.9	(2.8)		(3.2)	(11.5)	
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	-	(0.9)		-	(1.4)	
Net Income (Loss)	3.9	(3.8)		(3.2)	(12.9)	
Net income attributable to the non-controlling interests	(2.5)	(2.0)		(4.1)	(3.1)	
Net Income (Loss) Attributable to MDC Partners Inc.	$ 1.3	$ (5.8)		$ (7.4)	$ (16.0)	

SUMMARY OF SEGMENT RESULTS - REVENUE

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2011	2010	*% Change*	2011	2010	*% Change*
Revenue						
Strategic Marketing Services	$ 155.0	$ 106.9	*45.0 %*	$ 296.5	$ 198.1	*49.6 %*
Performance Marketing Services	85.5	63.0	*35.7 %*	161.5	107.7	*50.0 %*
Total Revenue	$ 240.5	$ 169.9	*41.6 %*	$ 458.0	$ 305.8	*49.8 %*

- **Strategic Marketing Services Group: Technology, integrated marketing and communication service firms and strategic consulting service firms.**
  - **New business wins accelerated in the quarter giving strong visibility to the remainder of the year.**
- **Performance Marketing Services Group: Analytics, database marketing and consumer insights that provide targetable, measurable solutions that drive superior Return on Marketing Investment.**
  - **Mid-teens organic revenue growth maintained year to date.**
  - **Underscores clients' focus on measuring effectiveness of marketing spend.**

SECOND QUARTER 2011 REVENUE GROWTH BY SEGMENT

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	25.2%	14.4%	21.2%
Acquisition Growth	18.7%	20.0%	19.2%
Foreign Exchange Growth	1.1%	1.3%	1.2%
Total	45.0%	35.7%	41.6%

YEAR TO DATE 2011 REVENUE GROWTH BY SEGMENT

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	27.9%	15.6%	23.6%
Acquisition Growth	20.7%	33.2%	25.1%
Foreign Exchange Growth	1.0%	1.3%	1.1%
Total	49.6%	50.0%	49.8%

SECOND QUARTER REVENUE BY CLIENT SECTOR

Q2 2011



Healthcare, 4%
Auto, 3%
Consumer Products, 35%
Technology, 10%
Financials, 9%
Other, 15%
Communications, 12%
Retail, 14%

Q2 2010



Healthcare, 6%
Auto, 3%
Consumer Products, 31%
Technology, 8%
Financials, 12%
Other, 12%
Communications, 14%
Retail, 15%

Note: Actuals may not foot due to rounding

ORGANIC GROWTH

Outperformance Despite More Difficult Comparisons


MDC Partners vs. Peers
Trailing 12 Month Organic Revenue
2Q +21.2%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
MDC Partners
Peers

Note: Peers include Omnicom, Interpublic, WPP Group, Havas and Publicis for 1Q08-1Q11

For 2Q11, Peers include Omnicom, Publicis, and Interpublic.

SUMMARY OF SEGMENT RESULTS - EBITDA

(US$ in millions, except percentages)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2011	2010	% Change	2011	2010	% Change
EBITDA						
Strategic Marketing Services	$ 29.3	$ 16.2	*81.3 %*	$ 44.3	$ 28.2	*57.1 %*
margin	*18.9%*	*15.2%*		*14.9%*	*14.2%*	
Performance Marketing Services	8.5	6.5	*31.3 %*	12.5	7.1	*74.7 %*
margin	*9.9%*	*10.3%*		*7.7%*	*6.6%*	
Marketing Communications	37.8	22.6	*67.0 %*	56.7	35.3	*60.7 %*
margin	*15.7%*	*13.3%*		*12.4%*	*11.5%*	
Corporate Expenses	(5.5)	(4.1)	*33.3 %*	(10.0)	(7.4)	*34.3 %*
Profit Distributions from Affiliates	0.2	-		0.4	-	
Total EBITDA	$ 32.5	$ 18.6	*74.3 %*	$ 47.2	$ 27.9	*69.3 %*
margin	*13.5%*	*11.0%*		*10.3%*	*9.1%*	

FREE CASH FLOW

(US$ in millions)	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
EBITDA	$32.5	$18.6	$47.2	$27.9
Net Income Attibutable to Noncontrolling Interests	(2.5)	(2.0)	(4.1)	(3.0)
Capital Expenditures	(3.3)	(3.0)	(7.2)	(5.7)
Cash Taxes	(0.1)	(0.2)	(0.1)	(0.8)
Cash Interest, net and other	(10.1)	(7.7)	(18.4)	(14.0)
Free Cash Flow	**$16.5**	**$5.8**	**$17.3**	**$4.3**

LIQUIDITY

Available Liquidity at June 30, 2011

(US$ in millions)

Commitment Under Facility	$	150.0
Drawn		34.5
Letters of Credit		6.2
Funds Available Under Facility	$	109.3
Total Cash		5.7
Liquidity	$	115.1

2011 FINANCIAL OUTLOOK

	2011 Guidance
Revenue	$850 - $870 million
EBITDA	$108 - $112 million
Free Cash Flow	$43 - $46 million
+ Change in Working Capital and Other	+$5 million
Total Free Cash Flow	$48 - $51 million

Note: See appendix for definitions of non-GAAP measures

APPENDIX

TEMPORAL PUT OBLIGATIONS AND IMPACT ON EBITDA

(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2011	1.0	0.6	1.6	3.0
2012	13.3	0.9	14.2	1.9
2013	2.9	1.2	4.1	1.2
2014	3.7	0.6	4.3	0.8
Thereafter	7.9	0.5	8.4	2.8
Total	$28.8	$3.8	$32.6	$9.7

Effective Multiple	3.4

Note: Excludes put rights of $59.2 million exercisable pursuant to termination of employment or death.

BALANCE SHEET: 2016 SENIOR NOTES

Principal Amount	$345 Million
Date	October 23, 2009/May 11, 2010/April 19, 2011
Maturity	November 1, 2016
Security	Unsecured
Coupon	11%
Ratings	Moody's - Corporate: B1; Notes: B2 S&P: Corporate: B+; Notes: B+

BALANCE SHEET: REVOLVING CREDIT FACILITY

Amount	$150 Million
Type	Senior Secured
Maturity	October 23, 2015
Facility Fee	50bps per annum
Drawn Rate	Prime + 225bps / LIBOR + 250bps
Covenants	• Minimum EBITDA: $86.3 million • Fixed Charge Coverage Ratio: 1.25:1.0 • Senior Leverage Ratio: 2.0:1.0 • Total Leverage Ratio: 4.0:1.0

SUMMARY OF CASH FLOW

(US$ in millions)	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Cash flows (used in) provided by continuing operating activities	($25.7)	$2.9
Discontinued operations	-	(1.1)
Net cash (used in) provided by operating activies	**($25.7)**	**$1.8**
Cash flows used in continuing investing activities	($46.1)	($63.2)
Discontinued operations	-	(0.7)
Net cash used in investing activities	**($46.1)**	**($63.9)**
Net cash provided by financing activities	**$66.7**	**$57.6**
Effect of exchange rate changes on cash and cash equivalents	($0.2)	$0.1
Net decrease in cash and cash equivalents	**($5.2)**	**($4.5)**

DEFINITION OF NON-GAAP MEASURES

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing.
- **Total Free Cash Flow:** Total free cash flow is a non-GAAP measure that represents free cash flow plus changes in working capital plus other changes in cash.
- **Net Bank Debt:** Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Note: A reconciliation of Non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on July 28, 2011.